EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Horizon Bancorp on Form S-8 of our report dated March 10, 2010 on the consolidated financial statements of Horizon Bancorp as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, which report is included in the Annual Report on Form 10-K of Horizon Bancorp for the year ended December 31, 2009.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
May 14, 2010